Exhibit 99.1

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held on June 19, 2012

This supplement amends and supplements the definitive proxy statement (the “Proxy Statement”) initially filed with the U.S. Securities and Exchange Commission on May 21, 2012 by Ardea Biosciences, Inc. (“we”, “us”, “our”, “Ardea” or the “Company”) for a special meeting of stockholders of Ardea to be held on June 19, 2012, at 10:00 a.m. Pacific Time at our offices located at 4939 Directors Place, San Diego, California 92121. The purpose of the special meeting is to consider and vote upon, among other things, a proposal to adopt the Agreement and Plan of Merger, dated as of April 21, 2012 (the “Merger Agreement”), by and among Ardea, Zeneca Inc., a wholly owned subsidiary of AstraZeneca PLC (“Zeneca”), and QAM Corp., a wholly owned subsidiary of Zeneca (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Ardea with Ardea continuing as the surviving corporation (the “Merger”). Defined terms used and not otherwise defined herein have the same meanings set forth in the Proxy Statement.

The information contained herein speaks only as of June 13, 2012, unless the information specifically indicates that another date applies.

The board of directors of Ardea has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to and in the best interests of Ardea and our stockholders, has authorized and approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and unanimously recommends that you vote “FOR” the adoption of the Merger Agreement, “FOR” the advisory, non-binding approval of the compensation that may be paid or become payable to our named executive officers in connection with the Merger and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the adoption of the Merger Agreement at the time of the special meeting.

If you have not already submitted a proxy for use at the special meeting, you are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This supplement and the other documents referred to herein contain “forward-looking statements” of Ardea within the meaning of Section 21E of the Exchange Act. For this purpose, any statements contained herein, other than statements of historical fact, may be forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Statements that include words such as “may”, “will”, “project”, “might”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, “continue” or “pursue” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this supplement and the other documents referred to herein and relate to a variety of matters, including but not limited to, (i) the timing and anticipated completion of the proposed Merger, (ii) the execution of a stipulation of settlement or the approval of such stipulation of settlement by the applicable court, and (iii) other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this supplement and the other documents referred to herein. Additional factors that could cause actual results to differ materially from those described in forward-looking statements contained herein include, but are not limited to:

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger;

•	unexpected costs, charges or expenses resulting from the proposed Merger;

•	litigation or adverse judgments relating to the proposed Merger;

•

risks relating to the completion of the proposed Merger, including the risk that the required stockholder approval might not be obtained in a timely manner or at all, or that other conditions to the completion of the Merger will not be satisfied;

•	any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the proposed Merger; and

•	any changes in general economic and/or industry-specific conditions.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplement or, in the case of documents referred to in this supplement, as of the respective dates of those documents. Ardea disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this supplement or to reflect the occurrence of unanticipated events, except as required by law.

LEGAL PROCEEDINGS RELATED TO THE MERGER

As previously described in the Proxy Statement under the heading “The Merger—Legal Proceedings Related to the Merger,” a putative class action lawsuit was filed by a purported stockholder of Ardea against AstraZeneca PLC (“AstraZeneca”), Ardea and the directors and President and Chief Executive Officer of Ardea (collectively, the “Defendants”) seeking, among other things, to enjoin the Defendants from completing the Merger pursuant to the terms of the Merger Agreement. The putative class action lawsuit, captioned Walker v. Ardea Biosciences, Inc., et al. Case No. 37-2012-00096151-CU-BT-CTL (the “Litigation”), was filed in the Superior Court of the State of California, County of San Diego (the “Court”), purportedly on behalf of the stockholders of Ardea, and the plaintiff’s complaint alleges, among other things, that our directors breached their fiduciary duties to the stockholders of Ardea in connection with the proposed Merger and that AstraZeneca aided and abetted this alleged breach of fiduciary duties.

After filing the Litigation and engaging in certain discovery, plaintiff’s counsel indicated to Defendants’ counsel that they believed additional disclosures should be made available to the stockholders of Ardea.

On June 13, 2012, the Defendants and the plaintiff in the action entered into a memorandum of understanding (the “MOU”) agreeing in principle to settle the Litigation in exchange for Defendants’ agreement to make certain supplemental disclosures described below. The MOU contemplates that the parties will prepare a definitive stipulation of settlement, which will be subject to court approval. If approved by the Court, it is anticipated that the settlement will result in a release of the Defendants from all claims that were or could have been asserted challenging any aspect of or otherwise relating to the Merger, the Merger Agreement or the disclosures made in connection therewith, and that the Litigation will be dismissed with prejudice.

Pursuant to the terms of the MOU, Ardea has agreed to make certain supplemental disclosures regarding the Merger in this supplement to the Proxy Statement. The supplemental disclosures are contained below in this supplement and should be read in conjunction with the Proxy Statement, which should be read in its entirety. In return, the plaintiff has agreed to the dismissal of the Litigation with prejudice and to withdraw and/or refrain from filing any and all motions seeking to enjoin or otherwise challenging the Merger. In addition, the MOU contemplates that plaintiff’s counsel will petition the Court for an award of attorneys’ fees and expenses in an amount not to exceed $600,000, to be paid by Ardea or its insurers or successors. There can be no assurance that the parties will ultimately reach agreement on a definitive stipulation of settlement or that the Court will approve the proposed settlement, even if the parties were to enter into such stipulation of settlement. In such event, the proposed settlement as contemplated by the MOU may be terminated.

The settlement will not affect the consideration to be paid to stockholders of Ardea in connection with the proposed Merger or the timing of the special meeting of stockholders of Ardea scheduled for June 19, 2012 at 10:00 a.m. Pacific Time at our offices located at 4939 Directors Place, San Diego, California 92121 to consider and vote upon a proposal to adopt the Merger Agreement, among other things.

The Defendants have vigorously denied, and continue to vigorously deny, any wrongdoing or liability with respect to the facts and claims asserted, or which could have been asserted, in the Litigation, including that they have committed any violations of law or breach of fiduciary duty, aided and abetted any violations of law or breaches of fiduciary duty, acted improperly in any way or have any liability or owe any damages of any kind to the plaintiff or to the purported class, and specifically deny that any further supplemental disclosure is required under any applicable rule, statute, regulation or law or that the directors of Ardea failed to maximize stockholder value by entering into the Merger Agreement with Zeneca and Merger Sub. The settlement contemplated by the MOU is not, and should not be construed as, an admission of wrongdoing or liability by any Defendant. However, to avoid the risk of delaying the Merger, and to provide additional information to the stockholders of Ardea at a time and in a manner that would not cause any delay of the Merger, the Defendants agreed to the settlement described above. The parties considered it desirable that the Litigation be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the Litigation.

SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT

The Merger—Certain Financial Forecasts Utilized by Ardea in Connection with the Merger

The following disclosure supplements the first paragraph on page 34 of the Proxy Statement under the heading “Stand-alone Global, Probability Adjusted, P&L”.

For purposes of Ardea’s global, probability adjusted, P&L forecast, stock compensation expense was treated as a cash expense.

The following disclosure amends only the 2012E Stand-Alone Scenario—U.S. Lesinurad Sales in the first table on page 34 of the Proxy Statement under the heading “Stand-Alone Scenario—U.S. Lesinurad Sales” and all other information set forth in the table below remains unchanged from the information set forth in the Proxy Statement.

	Fiscal Year Ending December 31, (amounts in millions)
	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Acquisition Scenario — U.S. Lesinurad Sales	$0	$0	$0	$161	$493	$887	$1,252	$1,742	$2,092	$2,222	$2,304	$2,389	$2,477	$2,569	$2,665	$2,765	$282	$144	$147
Stand-Alone Scenario — U.S. Lesinurad Sales	$0	$0	$11	$130	$334	$604	$882	$1,108	$1,304	$1,392	$1,486	$1,587	$1,695	$1,810	$1,934	$2,067	$211	$108	—

The following disclosure supplements the information on page 34 of the Proxy Statement and follows the disclosure set forth under the heading “Stand-alone Global, Probability Adjusted, P&L”.

Lesinurad Only Global, Probability Adjusted, P&L

Our management team also prepared a Lesinurad only, probability adjusted, P&L forecast. In this forecast, we made the same assumptions as set forth above under the heading “Stand-alone Global, Probability Adjusted, P&L”, except that such forecast excludes MEK1 Royalties/Milestones.

	Fiscal Year Ending December 31, (amounts in millions)
	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E
U.S. Sales	$0	$0	$7	$78	$200	$362	$516	$638	$744	$788	$833	$882	$933	$989	$1,048	$1,108	$126	$65

EU Sales	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Japan Sales	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Royalties	$0	$0	$1	$11	$29	$43	$58	$74	$82	$83	$84	$85	$86	$87	$87	$88	$89	$38
Licensing & Milestone Payments	$0	$80	$90	$25	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

Total Revenue	$0	$80	$98	$114	$229	$405	$574	$712	$826	$871	$917	$967	$1,019	$1,076	$1,136	$1,196	$215	$102
Cost of Goods Sold	$0	$0	$(1)	$(12)	$(20)	$(33)	$(41)	$(51)	$(60)	$(63)	$(67)	$(71)	$(75)	$(79)	$(84)	$(89)	$(10)	$(5)

Selling, General & Administrative Expense[1]	$(18)	$(28)	$(123)	$(122)	$(140)	$(144)	$(167)	$(186)	$(202)	$(208)	$(215)	$(222)	$(230)	$(238)	$(247)	$(256)	$(109)	$(56)

Research & Development Expense[1]	$(137)	$(74)	$(40)	$(36)	$(32)	$(29)	$(26)	$(23)	$(21)	$(19)	$(17)	$(15)	$(14)	$(12)	$(11)	$(10)	$(9)	$(8)

EBIT	$(155)	$(22)	$(67)	$(55)	$37	$199	$340	$452	$543	$581	$619	$659	$701	$746	$793	$841	$87	$33
Taxes	$0	$0	$0	$0	$(15)	$(80)	$(136)	$(181)	$(217)	$(232)	$(247)	$(263)	$(280)	$(298)	$(317)	$(336)	$(35)	$(13)

Tax-Effected EBIT	$(155)	$(22)	$(67)	$(55)	$22	$120	$204	$271	$326	$349	$371	$395	$420	$447	$476	$505	$52	$20
Depreciation & Amortization	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1

Capital Expenditures	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)

(Inc.)/Dec. in Net Working Capital	$(1)	$1	$0	$(4)	$(10)	$(18)	$(26)	$(32)	$(37)	$(39)	$(42)	$(44)	$(47)	$(49)	$(52)	$(55)	$104	$53

Unlevered Free Cash Flow	$(156)	$(22)	$(67)	$(59)	$12	$102	$178	$239	$289	$309	$330	$351	$374	$398	$424	$449	$157	$73

(1)	Includes amounts related to stock-based compensation.

The Merger—Opinion of Ardea’s Financial Advisor

The following disclosure supplements and restates the first full paragraph on page 38 of the Proxy Statement under the heading “Implied Illustrative Present Value of Future Stock Price Analysis”.

The low, mean, median and high estimated 2012 price-to-earnings ratios of the selected publicly traded companies were 9.1x, 15.8x, 17.3x and 23.0x, respectively. Based on the observed range of estimated 2012 price-to-earnings ratios of the selected publicly traded companies, BofA Merrill Lynch applied illustrative estimated one year forward (2012) price-to-earnings multiples of 14.0x to 18.0x to the fully-taxed diluted EPS estimates of Ardea for each of the fiscal years 2017 and 2018, as provided in the Ardea Forecasts. Based upon these assumptions and discounting the results to present value as of June 30, 2012 using discount rates of 11.0% to 13.0% (Ardea’s estimated cost of equity) for illustrative purposes, BofA Merrill Lynch derived implied per share equity reference ranges of approximately (i) $22.25 to $31.00 per share using the fully-taxed diluted EPS estimates for fiscal year 2017 and (ii) $31.00 to $44.00 per share using the fully-taxed diluted EPS estimates for fiscal year 2018, as compared to the per share merger consideration of $32.00.

The following disclosure supplements and restates the second paragraph on page 38 of the Proxy Statement under the heading “Analysis of Enterprise Values of Selected Publicly Traded Comparable Companies”.

BofA Merrill Lynch observed that the low, mean, median and high enterprise values for the selected companies as of April 18, 2012 were $293 million, $783 million, $619 million and $1.7 billion, respectively. Taking the range of enterprise values observed by BofA Merrill Lynch and adding Ardea’s net cash of approximately $253 million and dividing by Ardea’s fully diluted outstanding shares, BofA Merrill Lynch derived an implied per share equity reference range of approximately $14.75 to $48.50 per share of Ardea common stock, as compared to the per share merger consideration of $32.00.

The following disclosure supplements the information on page 39 of the Proxy Statement under the heading “Sum of the Parts Discounted Cash Flow Analysis”.

In selecting a range of discount rates of 11.0% to 13.0% for purposes of its discounted cash flow analysis, BofA Merrill Lynch utilized risk premium data derived from the Ibbotson SBBI 2011 Valuation Yearbook, which, among other things, includes guidance regarding risk premiums based on the size of the subject company as measured by market capitalization. For purposes of the Ibbotson SBBI 2012 Valuation Yearbook, published in late March 2012,

Ardea falls within a different size premium category than in the Ibbotson SBBI 2011 Valuation Yearbook. For this size premium category, Ibbotson’s 2012 published risk premium is .88% lower than the size premium utilized by BofA Merrill Lynch in its discounted cash flow analysis. The use of a .88% lower risk premium would generally result in a .88% reduction in discount rates and therefore a higher discounted cash flow valuation.

The following disclosure supplements and restates the second paragraph on page 39 of the Proxy Statement under the heading “Selected Precedent Transactions Analysis”.

BofA Merrill Lynch reviewed the aggregate transaction value, calculated based on the consideration payable in each of the selected transactions inclusive of contingent payments and subtracting net cash of the target company, for each selected transaction. The low, mean, median and high aggregate transaction values of the selected transactions were $258 million, $571 million, $580 million and $1 billion, respectively. The aggregate transaction values of the top quartile of the selected transactions (consisting of Amgen Inc.’s acquisition of BioVex, Inc., Daiichi-Sankyo Company Ltd.’s acquisition of Plexxikon, Inc., Johnson & Johnson’s acquisition of Cougar Biotechnology, Inc. and Endo Pharmaceutical Holdings Inc.’s acquisition of Indevus Pharmaceuticals, Inc., and excluding Gilead Sciences, Inc.’s acquisition of Pharmasset, Inc.) ranged from approximately $676 million to $1 billion. BofA Merrill Lynch divided the range of aggregate transaction values derived from the top quartile of the selected transactions by the number of fully diluted shares of Ardea common stock after adding Ardea’s net cash of approximately $253 million. This analysis indicated an implied per share equity reference range of approximately $24.00 to $31.75, as compared to the per share merger consideration of $32.00.

The following disclosure supplements and restates the first sentence of the third full paragraph on page 41 of the Proxy Statement under the heading “Miscellaneous” and adds a new second sentence to that paragraph.

Ardea has agreed to pay BofA Merrill Lynch for its services in connection with the Merger an aggregate fee currently estimated to be approximately $12.6 million, which fee is contingent upon the completion of the Merger. In addition, pursuant to an amendment to BofA Merrill Lynch’s engagement letter entered into in February 2012, Ardea paid to BofA Merrill Lynch a retainer fee in the amount of $400,000, which is in addition to the fee of approximately $12.6 million described in the preceding sentence.

The following disclosure supplements and restates the fifth full paragraph on page 41 of the Proxy Statement under the heading “Miscellaneous”.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing and in the future may provide, investment banking, commercial banking and other financial services to Ardea and have received or in the future may receive customary compensation for the rendering of these services, including having acted or acting as joint book-running manager for Ardea’s $71.5 million public offering of its common stock in January 2011. BofA Merrill Lynch received fees of approximately $2.1 million in connection with its services as joint book-running manager.

The following disclosure supplements and restates the first paragraph on page 42 of the Proxy Statement under the heading “Miscellaneous”.

In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing and in the future may provide, investment banking, commercial banking and other financial services to AstraZeneca and its affiliates and have received or in the future may receive customary compensation for the rendering of these services, including (i) having acted or acting as lender under certain letters of credit and credit facilities and (ii) having provided or providing certain foreign exchange derivative trading services and certain treasury management services to AstraZeneca. The aggregate amount of fees received by BofA Merrill Lynch from services to AstraZeneca and its affiliates since January 1, 2010 is approximately $2.75 million.

VOTING AND REVOCABILITY OF PROXIES

Proxies

The shares represented by the proxies received, properly marked, dated, and signed, or submitted over the Internet or by telephone by following the instructions on the proxy card will be voted at the special meeting.

When a proxy card is properly executed and returned, the shares it represents will be voted at the special meeting as directed. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum for the special meeting and all of your shares will be voted “FOR” the Merger Proposal, the Merger-Related Compensation Proposal, and the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Merger Proposal.

Revocability of Proxies

Proxies received at any time before the special meeting, and not changed or revoked before being voted, will be voted at the special meeting. Any person giving a proxy may revoke or change the proxy at any time before such proxy is voted at the special meeting. A proxy may be revoked by (i) written notice of revocation, (ii) submitting new proxy instructions on a new proxy card or by telephone or over the Internet or (iii) attending the special meeting and voting in person. Attendance alone at the special meeting will not revoke a proxy. If you have instructed a bank, broker or other nominee to vote your shares, you must follow directions received from your bank, broker or other nominee in order to change those instructions.

Stockholders of Ardea that do not wish to rescind their votes, including stockholders that have already voted in favor of the Merger Proposal, the Merger-Related Compensation Proposal, and the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Merger Proposal, do not need to take any further action.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

In connection with the Merger, we filed the Proxy Statement and a form of proxy on Schedule 14A on May 21, 2012 and other related materials with the SEC. The Proxy Statement and proxy were first mailed to stockholders on or about May 21, 2012. COMPANY INVESTORS ARE URGED TO READ THE PROXY STATEMENT, ALL RELATED SUPPLEMENTS AND AMENDMENTS (IF ANY AND WHEN THEY BECOME AVAILABLE) AND OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN (AND WILL CONTAIN) IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Investors and stockholders may obtain copies of the Proxy Statement, this supplement and other relevant documents filed with the SEC for free from the SEC’s website at www.sec.gov or from the Company’s website at www.aredeabio.com. Investors and stockholders may also obtain copies of the Proxy Statement, this supplement and other documents related to the Merger (when available) for free by written or telephonic request to Ardea Biosciences, Inc., Attention: Corporate Secretary, 4939 Directors Place, San Diego, California 92121, telephone (858) 652-6500.

Participants in Solicitation

Ardea and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information about the executive officers and directors of Ardea and their ownership of Ardea’s common stock is set forth in the proxy statement for Ardea’s 2012 Annual Meeting of Stockholders filed with the SEC on April 10, 2012. Certain directors and executive officers of Ardea may have direct or indirect interests in the Merger due to securities holdings, pre-existing or future indemnification arrangements, vesting of options or other securities or rights to severance payments if their employment is terminated following the Merger. Additional information regarding Ardea and the interests of its executive officers and directors in the Merger is contained in the Proxy Statement.